Exhibit 99.2

Safety and Tolerability of LPCN 1144 Treatment in Biopsy Confirmed NASH Subjects in the Phase 2 LiFT Study

Shadi Mehraban[1]; Anthony DelConte[1, 2]; Benjamin J. Bruno[1]; Arun J. Sanyal[3]; Kilyoung Kim[1]; Kongnara Papangkorn[1]; Nachiappan Chidambaram[1]; Mahesh V. Patel[1]

1. Lipocine Inc., Salt Lake City, UT, USA; 2. Saint Joseph's University, Philadelphia, PA, USA; 3. Div. of Gastroenterology, Hepatology and Nutrition, Virginia Commonwealth University, Richmond, VA, USA

AASLD Nov. 12-15, 2021

The Liver Meeting®

DIGITAL EXPERIENCE

- Non-alcoholic Steatohepatitis (NASH) is a common cause of liver disease and rapidly rising to be the leading indication for liver transplantation
- Acceptable benefit to risk profile of therapeutics for chronic disease states including NASH is critical
- LPCN 1144 is an oral prodrug of endogenous testosterone (T) under development for treatment of noncirrhotic NASH
- The aim of this study was to investigate LPCN 1144 for safety and efficacy during 36 weeks of treatment

- Study Design (NCT04134091): Randomized, blinded, placebo-controlled phase 2 study in biopsy-confirmed male NASH subjects with F1-F3 fibrosis for study duration of 36 weeks
  - 1:1:1 randomization (N=56, safety set)
    - Treatment A: 142 mg eq. T BID
    - Treatment B: 142 mg eq. T + 238 mg d-alpha tocopherol BID
    - Placebo: BID
  - Safety outcomes, including laboratory assessments and adverse events, were recorded throughout the study
  - An open label extension of this study is ongoing to investigate the effects of treatment A for a total duration of up to 18 months

Demographics and Baseline Characteristics

Parameter	Placebo (N=19)	Treatment A (N=18)	Treatment B (N=19)
Age, years (SD)	53.6 (11.20)	51.3 (8.66)	53.4 (10.68)
< 65 years, n (%)	15 (79)	17 (94)	15 (79)
>= 65 years, n (%)	4 (21)	1 (6)	4 (21)
BMI, kg/m² (SD)	37.3 (6.46)	36.9 (6.92)	34.5 (4.32)
Race, n (%)			
White	16 (84)	18 (100)	18 (95)
Black or African American	1 (5)	0	1 (5)
American Indian or Alaska Native	1 (5)	0	0
Asian	1 (5)	0	0
Ethnicity, n (%)			
Hispanic or Latino	6 (32)	7 (39)	6 (32)
Not Hispanic or Latino	13 (68)	11 (61)	13 (68)
Diabetes, n (%)	10 (53)	13 (72)	11 (58)
Hypertension (%)	13 (68)	12 (67)	11 (58)

Treatment Emergent Adverse Events (TEAEs)

	Placebo (N=19)	Treatment A (N=18)	Treatment B (N=19)
TEAE n (%)	16 (84%)	12 (67%)	11 (58%)
Drug-related TEAEs n (%)	3 (16%)	2 (11%)	3 (16%)
Discontinuation of Study Drug due to TEAE	4 (21%)	1 (6%)	0 (0%)

- The most common TEAEs were infections with 7, 4, and 5 subjects in placebo, Treatments A and B, respectively.
- No more than one subject in each treatment arm experienced a Drug-Related TEAE in the same system organ class, and all were mild to moderate in severity.

Adverse Events (AEs) of Interest*

AEs of Interest, n (%)	Placebo	Treatment A	Treatment B
Pruritus	1 (5.3%)	1 (5.6%)	0 (0%)
BPH	1 (5.3%)	0 (0%)	0 (0%)
PSA Increased	0 (0%)	1 (5.6%)	0 (0%)
Hypertension⁺	1 (5.3%)	3 (17%)	0 (0%)
Diarrhea	2 (10.5%)	1 (5.6%)	0 (0%)
Nausea	1 (5.3%)	1 (5.6%)	0 (0%)
Vomiting	none	none	none
Peripheral Edema	2 (10.5%)	1 (5.6%)	1 (5.3%)

*Androgenic and Commonly Observed AEs in NASH trials

Hematocrit Changes (%)



Hematocrit Changes
Placebo
Treatment A
Treatment B
Hematocrit (%)
Time (Week)

LDL Changes



LDL Cholesterol (mg/dL) Changes
Placebo
Treatment A
Treatment B

LDL changes were not significant between treatment arms

Systolic Blood Pressure (mmHg) Changes



Systolic BP (mmHg) Changes
Placebo
Treatment A
Treatment B
Time (Week)

All are not significantly different (p > 0.05)

- Blood pressure was measured in triplicates.
- Diastolic blood pressure changes were also comparable among groups.

- No cases of hepatocellular carcinoma, Drug Induced Liver Injury (DILI), thromboembolic events, or sleep apnea were reported
  - Liver injury markers including AST and ALT were significantly reduced with LPCN 1144 treatment
- Changes in lipid levels including total cholesterol, triglyceride, LDL, and HDL in both treatment arms were similar to placebo
- Cardiovascular events including myocardial infarction and cardiac arrest were comparable between arms

- 36 weeks of treatment with LPCN 1144 was well-tolerated in biopsy confirmed NASH male subjects
- There were no observed signs of adverse androgenic effects, increased cardiovascular or hepatic risks
- LPCN 1144 treatment resolved NASH with no worsening of fibrosis (see poster LP46)
- The observed benefit to risk profile warrants further investigation of LPCN 1144 in a larger trial with a longer duration

Authors, SM, BJB, KK, KP, NC, MVP, are employees of Lipocine Inc. AD and AJS are consultants of Lipocine Inc.

Shadi Mehraban, Lipocine inc.

sm@lipocine.com; admin@lipocine.com

AASLD